UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

8.000% Senior Notes due 2020

On May 13, 2015, Northern Oil and Gas, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $200 million aggregate principal amount of its 8.000% Senior Notes due 2020 (the “Notes”) to RBC Capital Markets, LLC, BMO Capital Markets Corp., SunTrust Robinson Humphrey, Inc., Capital One Securities, Inc., KeyBanc Capital Markets Inc., Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BOSC, Inc., Canaccord Genuity Inc., Fifth Third Securities, Inc., Seaport Global Securities LLC, ING Financial Markets LLC, Raymond James & Associates, Inc., and Santander Investment Securities Inc. (collectively, the “Initial Purchasers”). The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, are expected to be approximately $184.9 million. The Notes are “mirror notes” with substantially similar terms as the Company’s previously issued and currently outstanding 8.000% senior notes due 2020. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

The closing of the sale of the Notes occurred on May 18, 2015. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and to persons in offshore transactions in reliance on Regulation S under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes are governed by an indenture, dated as of May 18, 2015, between the Company and Wilmington Trust, National Association, as trustee (the “Indenture”). A copy of the Indenture, including the form of Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and Notes, respectively.

The Notes will bear interest at a rate of 8.000% per year, payable semiannually in arrears in cash on June 1 and December 1 of each year, beginning on December 1, 2015. The Notes will mature on June 1, 2020.

The Notes will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness. The Notes will rank senior in right of payment to any of the Company’s future subordinated indebtedness and effectively junior to any of the Company’s secured indebtedness to the extent of value of the collateral securing such indebtedness.

The Company does not currently have any subsidiaries and, as a result, the Notes will not be guaranteed initially. Any subsidiaries the Company forms in the future may be required under the terms of the Indenture to unconditionally guarantee, jointly and severally, the Company’s payment obligation under the Notes on a senior unsecured basis.

The Company will have the option to redeem the Notes, in whole or in part, at any time on or after June 1, 2016, at the redemption prices set forth in the Indenture, together with any accrued and unpaid interest to the date of redemption. In addition, the Company may, on one or more occasions, redeem some or all of the Notes at any time prior to June 1, 2016, at a price equal to 100% of the aggregate principal amount of the Notes redeemed, plus a “make-whole” premium provided in the Indenture. At any time prior to June 1, 2015, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price of 108% of the principal amount of the Notes redeemed, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days after the closing date of such equity offering.

Upon the occurrence of a change of control event, as defined in the Indenture, each holder of Notes may require the Company to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.

In connection with the issuance of the Notes, the Company entered into a registration rights agreement, dated May 18, 2015, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is obligated to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange such Notes for registered notes having substantially the same terms as the Notes and evidencing the same indebtedness as the Notes (the “Exchange Offer”).

The Registration Rights Agreement provides that the Company will use commercially reasonable efforts to cause the Exchange Offer to be completed within 400 days after the issuance of the Notes and to use commercially reasonable efforts to cause a shelf registration statement for the resale of the Notes to become effective if the Company cannot effect the Exchange Offer within the 400-day period and in certain other circumstances. If the Company fails to satisfy its obligations under the Registration Rights Agreement on a timely basis, it will be required to pay additional interest to holders of the Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Revolving Credit Facility

On May 13, 2015, the Company entered into an amendment (the “Amendment”) to its third amended and restated credit agreement, dated February 28, 2012, as amended (the “Credit Agreement”), governing the Company’s revolving credit facility with Royal Bank of Canada, as Administrative Agent, and the lenders party thereto. Pursuant to the Amendment, the Company is permitted to issue up to $250 million of “permitted additional indebtedness,” and the Company is permitted to issue such additional indebtedness without a related reduction in its borrowing base under the Credit Agreement. As a result, the current $550 million borrowing base under the revolving credit facility did not change in connection with the issuance of the Notes.

A copy of the Amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The description of the material terms of the Amendment in this report is a summary and is qualified in its entirety by the terms of the Amendment.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 18, 2015, the Company issued $200 million aggregate principal amount of the Notes. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and to persons in offshore transactions in reliance on Regulation S under the Securities Act.

The Notes will bear interest at a rate of 8.000% per year, payable semiannually in arrears in cash on June 1 and December 1 of each year, beginning on December 1, 2015. The Notes will mature on June 1, 2020. Additional terms and conditions applicable to the Notes are contained in Item 1.01 of this report and are incorporated herein by reference.

The Company used a portion of the net proceeds from the issuance of the Notes to repay outstanding borrowings under its revolving credit facility. As summarized above, the Company entered into the Amendment in connection with this offering to permit the issuance of the Notes without a related reduction in its borrowing base, which is currently $550 million. Additional terms of the Amendment are contained in Item 1.01 of this report and are incorporated herein by reference.

The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01 – Other Events.

On May 13, 2015, the Company issued a press release regarding its private offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 13, 2015, the Company also issued a press release regarding the pricing of its private offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference.

Item 9.01 – Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Indenture, dated May 18, 2015, between Northern Oil and Gas, Inc. and Wilmington Trust, National Association, as trustee (including form of 8.000% Senior Note due 2020)

4.2	Registration Rights Agreement, dated May 18, 2015, between Northern Oil and Gas, Inc. and RBC Capital Markets, LLC, as representative of the initial purchasers identified therein

10.1	Purchase Agreement, dated May 13, 2015, between Northern Oil and Gas, Inc. and RBC Capital Markets, LLC, as representative of the initial purchasers listed on Schedule 1 thereto

10.2	Sixth Amendment to Third Amended and Restated Credit Agreement, dated May 13, 2015, by and among Northern Oil and Gas, Inc., Royal Bank of Canada, and the Lenders party thereto

99.1	Press release of Northern Oil and Gas, Inc., dated May 13, 2015, announcing its proposed private offering

99.2	Press release of Northern Oil and Gas, Inc., dated May 13, 2015, announcing pricing of its private offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2015	NORTHERN OIL AND GAS, INC.

	By:	/s/ Erik J. Romslo
Erik J. Romslo
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated May 18, 2015, between Northern Oil and Gas, Inc. and Wilmington Trust, National Association, as trustee (including form of 8.000% Senior Note due 2020)

4.2	Registration Rights Agreement, dated May 18, 2015, between Northern Oil and Gas, Inc. and RBC Capital Markets, LLC, as representative of the initial purchasers identified therein

10.1	Purchase Agreement, dated May 13, 2015, between Northern Oil and Gas, Inc. and RBC Capital Markets, LLC, as representative of the initial purchasers listed on Schedule 1 thereto

10.2	Sixth Amendment to Third Amended and Restated Credit Agreement, dated May 13, 2015, by and among Northern Oil and Gas, Inc., Royal Bank of Canada, and the Lenders party thereto

99.1	Press release of Northern Oil and Gas, Inc., dated May 13, 2015, announcing its proposed private offering

99.2	Press release of Northern Oil and Gas, Inc., dated May 13, 2015, announcing pricing of its private offering